Exhibit 99.1

SkyPostal Networks Enters Into Co-Marketing Partnership for its PuntoMio service, with Itaucard, controlled by Itaú Unibanco, one of the Largest financial conglomerates in Latin America

MIAMI & SAO PAULO — August 24, 2009 — SkyPostal Networks, Inc. (OTC BB: SKPN), the largest private postal network in Latin America, today announced that it has entered into a co-marketing agreement for its PuntoMio online shopping facilitator, with the Brazilian Bank;  Banco Itaucard, controlled by Itaú Unibanco, one of the largest financial conglomerates in the Southern Hemisphere and one of the 15 largest in the world in terms of market capitalization.

PuntoMio provides Itaucard customers with the easiest and most secure way to shop from the U.S., by merging the convenience of comparison shopping through a searchable online shopping portal with a virtual U.S. address which they use to receive their online purchases.  PuntoMio bridges the gap between the online international shopper and U.S. based Internet merchants from the time of purchase through final international delivery to the customer’s home or office.

Itaucard, will provide SkyPostal with marketing aimed at promoting PuntoMio’s service, using a combination of marketing channels including web promotion, newsletters, among others.

A.J. Hernandez, COO of SkyPostal Networks, said “Itaú Unibanco is not only the largest financial conglomerate in the region, but one of the most prestigious financial institutions, well known for offering its clients excellent products and services.”

Itaucard is constantly looking for exclusive offers for its clients to enhance this offering and understands the value of a service that eliminates the challenges associated with cross-border shopping.  PuntoMio provides Itaucard loyal customers a tremendous tool that allows them to experience shopping without borders.

Through the PuntoMio service, subscribers are provided a physical U.S. address in Miami, which serves as their shipping address when making Internet purchases from U.S. stores. Merchandise is delivered to the assigned U.S. address at which point PuntoMio becomes responsible for international transport and associated logistics, including customs clearance and final delivery to the customer. PuntoMio also assists the shopper by providing product price and merchant rating comparisons though web integration with PriceGrabber.  Customers are steered to secure payment options such as PayPal and provided with a cost estimator which enables the buyer to determine the total purchase cost including transportation, customs duties, taxes and delivery. PuntoMio also provides complete online tracking as the parcel moves from PuntoMio to its final delivery destination, and free international merchandise return shipping to Miami, plus returns handling back to merchant.

About PuntoMio

PuntoMio is an online shopping portal that facilitates the experience of the online international shopper and U.S.-based Internet merchants, from the time of purchase through cross-border delivery. PuntoMio is designed to be the only web address international shoppers need to be able to realize all of their online purchases from the United States.  PuntoMio provides its partners and potential e-tailers everything they need to successfully launch an international shopping service, including consistent promotional offers to existing customers to promote year-round shopping and product expansion.

PuntoMio’s offering includes product pricing comparison, secure online purchasing and delivery capabilities, a landed cost estimator and a merchandise return capability. Additionally, Punto Mio addresses many of the challenges of online cross-border shopping — lack of familiarity with U.S. clothing sizes, expensive express-courier delivery services, U.S. merchants that do not accept foreign credit cards, lack of an integrated package return systems, unexpected and high fees associated with customs duties and taxes, and poor parcel post service provided by the national postal service in their local country.  For more information, visit www.puntomio.com.

About SkyPostal Networks, Inc.

SkyPostal is an international wholesale mail distribution company that specializes in hand delivery of commercial mail, periodicals and parcel post into the Latin America-Caribbean (LAC) region. SkyPostal is the largest private postal network in Latin America, delivering more than 60 million mail items each month through its network of local private postal operators. SkyPostal handles mail from European postal administrations, major publishers, mail consolidators, international mailers and financial institutions that require time-defined and reliable delivery of their mail, magazines and mail order parcels. For more information, visit www.skypostal.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Risks and uncertainties applicable to the Company and its business could cause the Company’s actual results to differ materially from those indicated in any forward-looking statements.

Contacts:

Financial Profiles, Inc.	Investor Relations
Jon Destler	Leidy Escobar
(310) 277-4711	(305) 436-6815
jdestler@finprofiles.com	lescobar@skypostal.com